EXHIBIT 10.4

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                           WEINER'S STORES, INC. 2000
                            EXECUTIVE RETENTION PLAN

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I.       POLICY STATEMENT:
         -----------------

                  Weiner's Stores, Inc. (the "Company") hereby adopts the Weiner's Stores, Inc. 2000 Executive Retention Plan for the benefit of certain Eligible Employees of the Company. The purpose of the Plan is to provide Participants with an incentive to remain employed with the Company. While the Company intends to provide stable employment, conditions may arise which in the judgment of management may necessitate the involuntary and permanent dismissal of one or more employees because of a position elimination, reduction-in-force, facility closing, sale of business, reorganization, consolidation, or other similar action. On such occasions and under the terms and conditions stated below, the Company shall grant Eligible Employees benefits to aid employees during the period in which they are unemployed; or, in the event the Eligible Employees remain employed with the Company on the applicable payment dates specified herein, under the terms and conditions stated below, the Company shall grant Eligible Employees benefits to reward such employees for remaining employed with the Company. In all other cases of termination of employment, no benefits will be provided.

                  This document serves as both the Plan document and as a summary plan description of the Plan. There are no other Plan documents.

II.      EFFECTIVE DATE:
         ---------------

                  The Effective Date of the Plan is September 19, 2000. The Plan supersedes any severance benefit policies, plans, practices or arrangements applicable to Eligible Employees and which may have been in force prior to the Effective Date, except to the extent that any such benefits are payable pursuant to a written agreement between the Company and the Employee.

III.     ELIGIBILITY:
         ------------

                  Employees employed by the Company with the following titles shall be eligible for benefits in accordance with the provisions of this Plan:
Chief Executive Officer, President, Vice Presidents, Division Managers, District Store Managers, Department Managers (but only if the Plan Administrator, in its sole discretion, designates such persons as "Key" Department Managers) and Managers (but only if the Plan Administrator, in its sole discretion, designates such persons as "Key" Managers).


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IV.      QUALIFICATION:
         --------------

                  An Eligible Employee qualifies for benefits under the Plan if:

                  (a) (i) the Eligible Employee's employment is permanently terminated before the Plan Date by the Company for any reason other than for Cause, or by the Eligible Employee for Good Reason, or (ii) the Eligible Employee remains employed with the Company through the Plan Date (or, as applicable, the earlier accelerated payment date specified in Section VII below), and there is no material interruption in the Eligible Employee's service to the Company between the Effective Date and Plan Date (or such earlier accelerated payment date); and

                  (b) if requested by the Company, the Eligible Employee executes and returns a valid Waiver and Release of Claims or other Separation Agreement which:

                           i) releases, to the maximum extent permitted by law, all claims that relate to or arise out of the Eligible Employee's employment or termination of employment; and/or

                           ii) contains such other terms and conditions as the Company in its sole discretion may require; and

                  (c)      the Eligible Employee is not disqualified under
                           Section V.

V.       DISQUALIFICATION:
         -----------------

                  An Eligible Employee is not entitled to receive benefits in the following circumstances:

                  (a) the Company, in its sole discretion, terminates the employment of the Eligible Employee for Cause; or

                  (b) the employment of an Eligible Employee terminates due to the Eligible Employee's retirement, resignation for any reason other than Good Reason, death or disability. An Eligible Employee shall not be disqualified from receiving a benefit if he/she elects retirement to commence immediately following termination of employment due to a qualifying event.


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VI.  BENEFITS:
     ---------

                  (A) AMOUNT OF PAYMENT: If an Eligible Employee becomes qualified to receive an award under the Plan, the Eligible Employee shall receive a cash payment in an amount equal to the Eligible Employee's Award Percentage multiplied by the Eligible Employee's annual Base Salary in effect as of September 19, 2000.

                  (B) ADJUSTMENT OF PAYMENT: To the extent that a Federal, state or local law may require the Company to make a payment to an Eligible Employee or require a payment in lieu of notice (including but not limited to a payment under the Worker Adjustment and Retraining Notification Act) because of that Eligible Employee's termination of employment, any payment payable under the Plan shall be reduced by the amount of the statutorily required payment. However, there shall be no reduction in any payment on account of the Company's payment to the Eligible Employee of any compensation or vacation pay earned on or prior to the Termination Date.

                  (C) VACATION PAY: In accordance with the Company's vacation policy, the Eligible Employee shall be entitled to be paid an amount equal to his or her earned but unused vacation time as of the Termination Date. Vacation accrual shall end on the Termination Date. If the Eligible Employee has taken vacation in excess of his or her earned vacation time as of the Termination Date, any payment awarded to the Eligible Employee shall be reduced by the amount advanced as vacation pay for such period. Unused personal days and sick days shall be forfeited on the Termination Date.

                  (D) GROUP INSURANCE CONTINUATION: Under the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA") an Eligible Employee whose employment is terminated by the Company may, with certain exceptions provided in COBRA, elect to continue group medical and dental insurance coverage for the Eligible Employee and his or her dependents, at the Eligible Employee's expense, for up to eighteen months after the Termination Date or for such shorter or longer length of time as COBRA or similar state laws may permit. Nothing in this Plan shall limit the Company's sole and exclusive right in its sole discretion to modify, reduce or eliminate its group medical and dental insurance coverage for its Employees at any time, with or without advance notice. The Company shall provide the Eligible Employee additional written information regarding COBRA rights at or near the Termination Date in accordance with COBRA.

                  (E) DEATH: If an Eligible Employee dies following the Termination Date and following the effective date of any Waiver and Release of Claims or Separation Agreement required by the Company, but prior to receipt of the pay which has been awarded under the Plan, such payment shall be made to the Eligible Employee's beneficiary as determined for purposes of the life insurance coverage provided by the Company, if any, or, if no such beneficiary has been named by the Eligible Employee, to the Eligible Employee's estate.

                  (F) OTHER BENEFITS: If the Company decides to award any severance benefits other than severance pay to any Eligible Employee or group of


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Eligible Employees, then each such Eligible Employee shall receive such other severance benefit(s) as shall be determined in the Company's sole discretion.

VII.     METHOD OF PAYMENT:
         ------------------

                  Payments under the Plan shall be paid in the form of one lump sum payment (which shall be in the amount determined pursuant to Section VI.(a) of the Plan, reduced by any amounts previously paid pursuant to the accelerated payment schedule below), payable within five (5) business days after the Applicable Date or, if sooner, pursuant to the accelerated payment schedule set forth below, and in each case, if required of the Eligible Employee, following the effective date (and after all periods for revocation have expired) of the Waiver and Release of Claims or other Separation Agreement executed by the Eligible Employee.

                  The Applicable Date will be accelerated such that partial payments will be made as follows within five (5) business days after the dates specified below (unless the Eligible Employee's employment is earlier terminated by the Company for Cause or by the Employee for any reason other than Good Reason, death or disability):

         Percentage of Benefit Amount Paid      Date Percentage Becomes Payable
         ---------------------------------      -------------------------------
                       20%                             January 15, 2001
                       30%                             August 20, 2001
                       50%                             The Plan Date

VIII.    INCOME TAXES:
         -------------

                  Payments under the Plan are subject to all applicable federal, state and local tax withholding and generally are taxable income to the Eligible Employee. Please consult with your personal tax advisor for more information.

IX.      ADMINISTRATION OF PLAN:
         -----------------------

                  The Plan Administrator shall have the exclusive right, power, and authority, in its sole and absolute discretion, to administer, apply and interpret the Plan and to decide all matters arising in connection with the operation or administration of the Plan. Without limiting the generality of the foregoing, the Plan Administrator shall have the sole and absolute discretionary authority:

o to take all actions and make all decisions, other than those made by the Company, with respect to the eligibility for, and the amount of, benefits payable under the Plan;

o to formulate, interpret and apply rules, regulations and policies necessary to administer the Plan in accordance with its terms;

o to decide questions, including legal or factual questions, relating to the calculation and payment of benefits under the Plan;



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o        to resolve and/or clarify any ambiguities, inconsistencies and omissions arising under the Plan; and

o except as specifically provided to the contrary in the Claims and Review Procedures section, to process, and approve or deny, benefit claims.

                  All determinations made by the Plan Administrator shall be final and binding on all parties to the maximum extent permitted by law. All determinations made by the Company referred to in the Plan shall be made by the Company in its capacity as an employer and settlor of the Plan.

X.       MODIFICATION OR TERMINATION OF PLAN:
         ------------------------------------

                  The Company reserves the right to amend or modify the Plan, in whole or in part, by action of its Board of Directors; provided, however, that the benefits provided for in the Plan are vested benefits and shall not be terminated or reduced at any time after the Effective Date. The Plan supersedes any severance benefit policies, plans, practices or arrangements applicable to the Eligible Employees which may have been in force prior to the Effective Date, except to the extent that any such benefits are payable pursuant to a written employment or severance agreement between the Eligible Employee and the Company.

XI.      CLAIMS AND REVIEW PROCEDURES:
         -----------------------------

                  The Plan Administrator shall make a determination as to whether a benefit under the Plan is to be provided to such Eligible Employee or group of Eligible Employees, taking into consideration any determination made by the Company as to whether and what benefits were to be awarded, any conditions set by the Company regarding the award, and the circumstances regarding any termination(s). The Plan Administrator shall advise any Eligible Employee it determines is entitled to an award under the Plan and the amount of any such award. No Employee may rely on any notification of entitlement to any benefit from the Plan other than a written notification delivered to the Employee from the Plan Administrator or an authorized designee of the Plan Administrator.

                  Each Eligible Employee claiming a benefit under the Plan and who has not been advised of such benefit by the Plan Administrator or who is not satisfied with the amount of any benefit awarded under the Plan may file a written claim with the Plan Administrator within sixty days of the Eligible Employee's Termination Date. Within ninety days after receiving the claim, the Plan Administrator will decide whether or not to approve the claim. The ninety-day period may be extended by the Plan Administrator for an additional ninety-day period if special circumstances require an extension of time to consider the claim. If the Plan Administrator extends the ninety-day period, the claimant will be notified in writing as to the length of the extension and the special circumstances which necessitate the extension. If the claim is denied, the Plan Administrator shall set forth in writing the reasons for the denial, pertinent provisions of the Plan shall be cited including an explanation of the


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Plan's claim review procedure and that if the claim is perfectible, an explanation shall be provided as to how the claim can be perfected.

                  If a claim has been denied and the claimant wishes further consideration of his or her claim, he or she may appeal the denial of his claim to the Plan Administrator. In such case, a written statement of the claimant's position must be filed with the Plan Administrator no later than sixty days after the receipt of the written notification of the Plan Administrator denying the claim referred to above. The Eligible Employee may request the opportunity to review pertinent documents prior to submission of a written statement. The Plan Administrator shall fully and fairly review the claimant's appeal and shall promptly advise the claimant in writing of its decision with respect to its review of the appeal within sixty days of the receipt of the request for a review of the claim. Due to special circumstances, the Plan Administrator may extend the time to reach a decision with respect to the appeal of the claim denial, in which case the Plan Administrator shall render a decision as soon as possible, but not later than one hundred twenty days after receipt of a request for a review of the claim denial.

XII.     MISCELLANEOUS PROVISIONS:
         -------------------------

o Neither the establishment of this Plan, nor any modification thereof, nor the payment of any benefits hereunder, shall be construed as giving to any Eligible Employee, or other person any legal or equitable right against the Company or any officer, director or employee thereof, and in no event shall the terms and conditions of employment by the Company of any Employee be modified or in any way affected by this Plan.

o The records of the Company, with respect to years of service, employment history, weekly pay, absences, illnesses, and all other relevant matters shall be conclusive for all purposes of this Plan.

o The Plan shall be governed by and construed in accordance with ERISA and, as applicable and to the extent not preempted, the laws of the State of Texas applicable to contracts made and to be performed within the State of Texas, without regard to Texas's choice of law rules. Headings and subheadings have been added only for convenience of reference and shall have no substantive effect whatsoever.

o Nothing contained in this Plan shall be held or construed to create any liability upon the Company to retain any Employee in its service or to change the employee-at-will status of any Employee. All Employees shall remain subject to discharge or discipline to the same extent as if the Plan had not been put into effect. An Employee's failure to qualify for or receive a payment hereunder shall not establish any right to continuation of or reinstatement to any employment, or any benefits in lieu of severance.

o No Eligible Employee shall have the right to alienate, transfer, assign, commute or otherwise encumber or dispose of the Eligible


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         Employee's benefit under the Plan for any purpose whatsoever, and any attempt to do so shall be null and void to the extent allowed by law.
















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                                    GLOSSARY
                                    --------

         For purposes of the Plan, the following terms shall have the meanings set forth:

Applicable Date. Unless and except to the extent accelerated pursuant to the accelerated payment schedule set forth in Section VII of the Plan, the Applicable Date will be the earlier of (a) the Termination Date if the Eligible Employee's employment is terminated by the Company for any reason other than for Cause or by the Eligible Employee for Good Reason and (b) the Plan Date.

Award Percentage. The Plan Administrator will assign each Eligible Employee an award designation which will establish such Eligible Employee's Award Percentage for purposes of the Plan. The award designation shall not exceed 0.75 (75%).

Base Salary. The Eligible Employee's basic salary or rate in effect on the date any payment becomes payable (unless herein specified otherwise), expressed in annual terms, without considering overtime, bonuses, shift premiums, back pay or other awards, or Company contributions to any employee benefit plans.

Cause.  The occurrence of any of the following events:
-----

         (a)      fraud;
         (b) material dishonesty relating to the conduct of the business of the Company or dishonesty which does not relate to the conduct of the business of the Company which adversely affects the Company or the Employee's ability to manage the business of the Company;
         (c) willful and material breach of any of the provisions or covenants of any agreement between the Employee and the Company;
         (d) gross neglect or gross misconduct in carrying out the Employee's duties as an employee of the Company resulting, in either case, in material economic harm to the Company;
         (e)      embezzlement;
         (f) chronic alcoholism or chronic drug dependency that in either case precludes the Employee's performance of his or her duties to the Company; or
         (g) the conviction of or plea of guilty or nolo contendere to a felony, or any crime involving securities or commodities laws violations or moral turpitude.

         Change of Control. The occurrence of any of the following events:
         -----------------

         (a) the disposition, whether by sale (whether in one transaction or a series of related transactions), merger or consolidation, of all or substantially all of the Company's assets;
         (b) any person, entity or group (as the term "group" is defined in the rules and regulations relating to Section 13D of the


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                  Securities Exchange Act of 1934, as amended), other than Chase
                  Bank of Texas, acquires 50% or more of the voting common stock of the Company; or
         (c) a contested proxy solicitation of Company stockholders that results in the contesting party obtaining the ability to cast 25% or more of the votes entitled to be cast in electing directors of the Company;

     provided, however, that any transaction among insiders or affiliates of the Company shall not constitute a Change of Control unless such transaction is made pursuant to a confirmed chapter 11 plan .

Company.  Weiner's Stores, Inc.

Effective Date.  September 19, 2000.

Eligible Employee. Any Employee who meets the eligibility conditions contained in Section III of the Plan.

Employee.  Any person employed by the Company.

ERISA.  Employee Retirement Income Security Act of 1974, as amended.

Good Reason. The occurrence of any of the following events within the 30-day period preceding the termination of employment by the Employee:

         (a) a reduction of the Employee's Base Salary (other than any reduction applicable to management employees generally);
         (b) a material reduction in the Employee's position, duties or responsibilities with respect to his or her employment by the Company without the Employee's prior consent; or
         (c) a change in the Employee's principal work location by more than 50 miles and more than 50 miles from the Employee's principal place of abode as of the date of such change in job location without the Employee's prior consent.

Plan.  Weiner's Stores, Inc. 2000 Executive Retention Plan.

Plan Administrator. The Retention Plan Committee, which shall be comprised of the Company's President, CEO and Chief Financial Officer.

Plan Date.  The earliest of:

         (a) the date that the confirmation of a plan under chapter 11 of the United States Bankruptcy Code with respect to the Company becomes effective, if such plan provides for the continuation of the Company as a going concern;
         (b) ninety (90) days after the date that the confirmation of a plan under chapter 11 of the United States Bankruptcy Code with respect to the Company becomes effective, if such plan


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                  does not provide for the continuation of the Company as a
                  going concern;
         (c) ninety (90) days after the date an order converting the Company's chapter 11 case to a case under chapter 7 of the
                  United States Bankruptcy Code becomes effective;
         (d)      ninety (90) days after the date an order dismissing the
                  Company's chapter 11 case becomes effective; and
         (e) ninety (90) days after the date on which a Change of Control of the Company is consummated.

Termination Date. The date the Eligible Employee's employment with the Company terminates.









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ADDITIONAL INFORMATION

Plan Name:                    Weiner's Stores, Inc. 2000 Executive
                              Retention Plan

Plan Sponsor:                 Weiner's Stores, Inc.

Source of Contributions
  to the Plan:                Company payments from corporate assets

Plan Sponsor's IRS I.D.
  Number:                     76-0355003

Plan Number:                  __________

Plan Administrator:           Weiner's Stores, Inc. Retention Plan Committee
                              c/o Chief Executive Officer
                              6005 Westview Drive
                              Houston, Texas 77055
                              (713) 688-1331

Agent for Service of
  Legal Process:              Raymond J. Miller
                              Weiner's Stores, Inc.
                              6005 Westview Drive
                              Houston, Texas 77055
                              (713) 688-1331




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                  STATEMENT OF PARTICIPANT'S RIGHTS UNDER ERISA
                  ---------------------------------------------

The Department of Labor issued regulations which require the Company to provide you with a statement of your rights under ERISA with respect to this Plan. The following statement was designed by the Department of Labor to satisfy this requirement and is presented accordingly.

As a participant in this Plan, you are entitled to certain rights and protection under the Employee Retirement Income Security Act of 1974. ERISA provides that all Plan participants are entitled to:

         1. Examine, without charge, all Plan documents and copies of all documents filed by the Company with the U.S. Department of Labor. This includes annual reports and Plan descriptions. All such documents are available for review in your Personnel/Human Resources Department.

         2. Obtain copies of all Plan documents and other Plan information upon written request to the Plan Administrator. The Plan Administrator may make a reasonable charge for these copies.

         3. Receive a summary of the Plan's annual financial report. Once each year, the Plan Administrator will send you a Summary Annual Report of the Plan's financial activities at no charge.

In addition to creating rights for Plan participants, ERISA imposes duties upon the people who are responsible for the operation of the Plan. The people who operate your Plan, called "fiduciaries" of the Plan, have a duty to do so prudently and in the interest of you and other Plan participants.

No one, including your employer or any other person, may fire you or otherwise discriminate against you in any way to prevent you from obtaining a pension or welfare benefit or exercising your rights under ERISA.

If your claim for a benefit is denied in whole or in part, you must receive an explanation of the reason for the denial. You have the right to have the Plan Administrator review and reconsider your claim.

Under ERISA, there are steps you can take to enforce the above rights. For instance, if you request materials from the Plan and do not receive them within 30 days, you may file suit in a federal court. In such a ease, the court may require the Plan Administrator to provide the materials and pay you up to $100 a day until you receive the materials, unless the materials were not sent because of reasons beyond the control of the Plan Administrator. If you have a claim for benefits which is denied or ignored, in whole or in part, you may file suit in a state or federal court. If it should happen that Plan fiduciaries misuse the Plan's money, or if you are discriminated against for asserting your rights, you may seek assistance from the U.S. Department of Labor, or you may file suit in a federal court.


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The court will decide who should pay court costs and legal fees. If you are successful, the court may order the person you have sued to pay these costs and fees. If you lose, the court may order you to pay these costs and fees, for example, if it finds your claim is frivolous.

If you have any questions about your Plan, you should contact the Plan Administrator thorough your Personnel/Human Resources Department. They will be glad to help you. If you have any questions about this statement or about your rights under ERISA, you may contact the nearest Area Office of the U.S. Labor-Management Service Administration, Department of Labor.










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